Exhibit 10.4

MANPOWER INC.

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is executed as of February 16, 2005, by and between MANPOWER INC., a Wisconsin corporation (the “Corporation”), and Michael J. Van Handel (the “Employee”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Corporation has established the 2003 Equity Incentive Plan (the “Plan”) for employees and directors of the Corporation and its Subsidiaries;

WHEREAS, the Corporation anticipates that the Plan will promote the best interests of the Corporation and its shareholders (i) by attracting and retaining superior employees and directors; (ii) by providing a stronger incentive for such employees and directors to put forth maximum effort for the continued success and growth of the Corporation and its Subsidiaries; and in combination with these goals, (iii) providing employees and directors with a proprietary interest in the performance and growth of the Corporation; and

WHEREAS, the Corporation has granted to the Employee the right to participate in the Plan in the manner and subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the benefits that the Corporation will derive in connection with the services to be rendered by the Employee, the Corporation and the Employee hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Administrator to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Administrator with respect to the Plan shall be binding upon the Employee. Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan. A copy of the Plan will be delivered to the Employee upon reasonable request.

2. Option; Number of Shares; Option Price. The Employee shall have the right and option to purchase all or any part of an aggregate of 50,000 Shares (the “Option”) at the purchase price of $44.37 per Share.

3.	Time Limitations on Exercise of Option. Unless the Administrator establishes otherwise or except as otherwise provided in the Plan, the Option shall not be immediately exercisable but shall become exercisable as to 25,000 Shares on February 16, 2007 and an additional 25,000 Shares on February 16, 2009, provided the Employee is still in the employ of the Corporation on each date. Notwithstanding any limitation established by the Administrator on the exercise of the Option or anything else to the contrary contained in the Agreement, the Option shall be immediately exercisable as to all Shares covered by the Option if it has not previously lapsed as follows:

a.	upon the death of the Employee;

b.	upon the Employee’s termination of employment due to the Disability of the Employee;

c.	upon the Employee’s termination of employment by the Corporation other than for “Cause” as defined below; or

d.	upon the Employee’s voluntary termination of employment for “Good Reason” as defined below.

To the extent not previously exercised according to the terms hereof, the Option shall expire on the tenth anniversary of the date hereof.

For this purpose:

a.	Termination for “Cause” will mean termination of the Employee’s employment upon:

(i)	the Employee’s repeated failure to perform work reasonably assigned to him in a competent, diligent and satisfactory fashion as determined by the Chief Executive Officer or the Board of Directors of the Corporation in his or its reasonable discretion;

(ii)	insubordination;

(iii)	the Employee’s commission of any material act of dishonesty or disloyalty involving the Corporation or any of its subsidiaries or affiliates (the “Manpower Group”);

(iv)	the Employee’s chronic absence from work other than by reason of a serious health condition;

(v)	the Employee’s commission of a crime which substantially relates to the circumstances of his position with the Manpower Group or which has a material adverse effect on the business of the Manpower Group; or

(vi)	the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Manpower Group.

b.	“Good Reason” will mean, without the Employee’s consent, the occurrence of any one or more of the following:

(i)	the assignment to the Employee of a position which represents a material reduction from the Employee’s position on the date of this Agreement or the assignment to him of duties, other than incidental duties, inconsistent with such position or other position to which he is assigned, provided he objects to such assignment by written notice to the Corporation within 20 business days after it is made and the Corporation fails to cure, if necessary, within 10 business days after such notice is given;

(ii)	any reduction in the Employee’s base salary, or any material violation of any agreement between the Employee and the Corporation regarding the Employee’s compensation, which remains uncured 10 business days after the Employee gives written notice to the Corporation which specifies the violation; or

(iii)	the Employee being required by the Corporation to change the location of the Employee’s principal office to one in excess of 75 miles from the Corporation’s home office in Glendale, Wisconsin, provided the Employee’s employment with the Corporation is terminated within 90 days after any such change of location.

4. Termination of Employment. The Option shall be exercisable upon the termination of the Employee’s employment relationship with the Corporation and its Subsidiaries only in the manner and to the extent provided in the Plan.

5. Method of Exercising Option. The Option may be exercised in whole or in part by delivery to the Corporation, at the office of its Chief Executive Officer at Milwaukee, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, and (b) payment in full of the purchase price of the Shares then being acquired upon exercise in the manner described in the Plan. The Corporation shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (a) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Corporation shall deem to be necessary or advisable, and (b) receipt from the Employee of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6. Prohibition Against Transfer. Unless otherwise provided by the Administrator and except as provided in the Plan, the Option, and the rights and privileges conferred hereby, may not be transferred by the Employee, and shall be exercisable during the lifetime of the Employee only by the Employee.

7. Notices. Any notice to be given to the Corporation under the terms of this Agreement shall be given in writing either to the management of the Subsidiary employing the Employee, or to the Corporation in care of its Chief Executive Officer at 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. Any notice to be given to the Employee may be addressed to him at his address as it appears on the payroll records of the Corporation or any Subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

8. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or exercise of the Option, and the Corporation may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Corporation have been made with respect to such withholding obligations.

IN WITNESS WHEREOF, the Corporation has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

MANPOWER INC.

By:	/s/ Jeffrey A. Joerres
Jeffrey A. Joerres
Chairman, Chief Executive
Officer & President

The undersigned Employee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof and of the Plan.

/s/ Michael J. Van Handel
Michael J. Van Handel
Employee

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